Exhibit 10.5

CREDIT AND FUNDING AGREEMENT

dated as of

March 1, 2012

among

NEUTRON ENERGY, INC.,

as Borrower,

CIBOLA RESOURCES LLC,

as Subsidiary Guarantor

and

URANIUM RESOURCES, INC.,
as Lender

- ii -

- iii -

SCHEDULES:

Schedule 7.2	Existing Liens

EXHIBITS:

Exhibit A	Compliance Certificate
Exhibit B	Intercreditor Agreement
Exhibit C	Note
Exhibit D	Security Agreement

- iv -

This CREDIT AND FUNDING AGREEMENT (this “Credit Agreement”), dated as of March 1, 2012, is by and among NEUTRON ENERGY, INC., a Nevada corporation, as the Borrower, CIBOLA RESOURCES LLC, a Delaware limited liability company, as the Subsidiary Guarantor, and URANIUM RESOURCES, INC., a Delaware corporation, as the Lender.

WHEREAS, this Credit Agreement is being entered into in connection with that certain Agreement and Plan of Merger (“Merger Agreement”) by and among the Lender, URI Merger Corporation, a Nevada corporation and an indirect wholly owned subsidiary of the Lender (“Merger Sub”), and the Borrower, that provides for, among other things, a merger of Merger Sub with and into the Borrower.

WHEREAS, the Lender’s obligation to make Funding Loans under this Credit Agreement is conditioned on the Lender having received funding pursuant to that certain Investment Agreement by and between the Lender and Resource Capital Fund V L.P. (the “Investment Agreement”).

The parties hereto agree as follows:

ARTICLE 1
DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1   Defined Terms.  As used in this Credit Agreement, the following terms have the meanings specified below:

“Actual Assigns” means with respect to the Lender at any time (a) the Lender’s successor person or (b) another person to the extent that the Lender assigned (pursuant to the terms of this Credit Agreement) all or part of the Lender’s interest in the Funding Loans to such other party.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“After Acquired Property” has the meaning assigned to such term in Section 6.11(c).

“Agreement Date” means the date of this Credit Agreement.

“Availability Period” means the period from and including the Closing Date to but excluding the Maturity Date.

“Borrower” means Neutron Energy, Inc., a Nevada corporation.

“Borrower Account” means the control proceeds account: U.S. Bank no. 103690235926.

“Borrower Operating Budget” means the “Neutron Budget” as such term is defined in the Investment Agreement.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Denver, Colorado are authorized or required by law to remain closed.

“Capital Lease Obligations” of any Person means any lease of Property by a Person as lessee which in accordance with GAAP is required to be capitalized on the balance sheet of such Person and the amount of such obligations shall be the amount actually capitalized on the balance sheet.

“Closing Date” means the date on which the conditions specified in Section 5.1 are satisfied (or waived in accordance with Section 10.2).

“Collateral” means any and all “Collateral” as defined in any applicable Security Document.

“Compliance Certificate” means a certificate, substantially in the form of Exhibit A.

“Contested in Good Faith” means, with respect to any matter and the Borrower, that (a) the validity or amount of such matter is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect to such matter in accordance with GAAP and (c) the failure to make any payment with respect to such matter pending such contest would not reasonably be expected to result in a Material Adverse Effect.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Agreement” has the meaning assigned to such term in the preamble.

“Default” means any event or condition which constitutes an Event of Default or that upon notice, lapse of grace period or both would, unless cured or waived, become an Event of Default.

“dollars” or “$” refers to lawful money of the United States of America.

“Event of Default” means any of the events described in Section 8.1.

“Existing Senior Facility Agreement” means the Second Amendment Agreement to Facility Agreement by and among the Borrower, the Subsidiary Guarantor, the Senior Lender and RMB Resources Inc. dated July 11, 2011, as amended, modified, supplemented, restated or extended.

“Existing Senior Loan Documents” means, collectively, the Existing Senior Facility Agreement and all guarantees, security agreements, control agreements, mortgages and other Transaction Documents (as defined in the Existing Senior Facility Agreement) executed and delivered in connection therewith.

“Financial Officer” means, with respect to any Person, the chief executive officer, chief financial officer, principal accounting officer, treasurer or comptroller of such Person.

“Fraudulent Transfer Laws” has the meaning assigned to such term in Section 9.1(c).

“Funding Commitment” means, with respect to the Lender, the commitment of the Lender to make the Funding Loans hereunder in an aggregate outstanding amount not to exceed the aggregate funding amounts set forth in the Borrower Operating Budget.

“Funded Indebtedness” means, with respect to any Person as of any date of determination, the sum of the following of such Person and its subsidiaries (in each case determined in accordance with GAAP) without duplication:  (a) all obligations for borrowed money; (b) all obligations evidenced by bonds, notes or similar instruments; (c) all obligations under conditional sale or other title retention agreements relating to property or assets purchased by such Person; (d) all obligations to pay deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business which are paid within 90 days of their respective due dates); (e) all indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; (f) all Capital Lease Obligations, (g) all obligations, contingent or otherwise, as an account party in respect of letters of credit, letters of guaranty and bankers’ acceptances; (h) all indebtedness of any partnership of which such Person is a general partner except to the extent the terms of such indebtedness expressly provide that such Person is not liable therefor; and (i) all Guarantees of any of the foregoing.

“Funding Loans” means a loan referred to in Section 2.1 and made pursuant to Section 2.2.

“Funding Loans Rate” means, with respect to the Funding Loans, and for the respective interest period, a rate that equals the Funding Rate (as defined in and calculated pursuant to the Existing Senior Credit Facility), in each case as determined by the Lender.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The term “Guaranteed” has a meaning correlative thereto.  The amount of any Guarantee at any time shall be deemed to be an amount equal to the lesser at such time of (i) the stated or determinable amount of the primary obligation in respect of which such Guarantee is made (or, if not stated or determinable, the maximum reasonably anticipated amount of the obligations in respect of which such Guarantee is made) and (ii) the maximum amount for which the guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee.

“Indebtedness” of any Person means, without duplication: (a) Funded Indebtedness and (b) all obligations outstanding under any synthetic leases, off balance sheet loan or similar off balance sheet financing of such Person where such obligations are considered borrowed money indebtedness for tax purposes but the transaction is classified as an operating lease in accordance with GAAP.

“Indemnitee” has the meaning assigned to such term in Section 10.3(b).

“Intercreditor Agreement” means the Intercreditor Agreement, substantially in the form of Exhibit B, by and among the Senior Lender, the Borrower and the Lender.

“Interest Payment Date” means the Maturity Date.

“Investment Agreement” has the meaning assigned to such term in the recitals.

“Lender” means Uranium Resources, Inc., a Delaware corporation.

“Lender Operating Budget” means the “Company Budget” as such term is defined in the Investment Agreement.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Credit Agreement, the Note and the Security Documents.

“Material Adverse Effect” means (a) a material adverse effect on the business, assets, liabilities, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, (b) the legality, validity or enforceability of any Loan Document is affected in a manner that is material and adverse to the Lender, (c) the ability of the Borrower to perform its obligations under any Loan Document is affected in a manner that is material and adverse to the Lender, or (d) the rights of or benefits available to the Lender under any Loan Document is affected in a manner that is material and adverse to the Lender.

“Material Real Property” means real property located in the United States of America which is owned or leased by the Borrower.

“Maturity Date” means the earlier of (i) the Effective Time (as defined in the Merger Agreement) and (ii) October 31, 2012.

“Merger Agreement” has the meaning assigned to such term in the recitals.

“Merger Sub” has the meaning assigned to such term in the recitals.

“Mortgage” means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations in form and substance reasonably satisfactory to Lender.

“Mortgaged Property” means each parcel of Material Real Property with respect to which a Mortgage is granted.

“Note” means the promissory note evidencing the Funding Loans payable to the Lender or its Actual Assigns substantially in the form of Exhibit C.

“Obligations” means, collectively, (a) the due and punctual payment of (i) principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Funding Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, fees, commissions, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower to the Secured Parties in each case under the Loan Documents, and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower or its Subsidiaries under or pursuant to the Loan Documents.

“Operating Period” means the eight-month period commencing January 1, 2012 and terminating August 31, 2012.

“Organizational Documents” means the Articles of Incorporation and the Bylaws, of the Borrower, each as amended, modified supplement or restated.

“Overdue Rate” means a rate that equals the Overdue Rate (as defined in and calculated pursuant to the Existing Senior Credit Facility), in each case as determined by the Lender.

“Patriot Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001  (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Permitted Encumbrances” means:

(a)   Liens imposed by law for taxes, assessments or other governmental charges that are not yet due or are being Contested in Good Faith;

(b)   landlords’, vendors’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 120 days or are being Contested in Good Faith;

(c)   pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)   deposits to secure the performance of bids, trade contracts (other than contracts for the payment of money), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds (or deposits made to otherwise secure an appeal, stay or discharge in the course of a legal proceeding), performance bonds and other obligations of a like nature, in each case incurred in the ordinary course of business;

(e)   survey exceptions, subdivisions, easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower, in each case taken as a whole, and other encumbrances disclosed in any title opinion reasonably satisfactory to the Lender issued in respect of any Mortgage;

(f)   any interest or title of a licensor, sublicensor, lessor or sublessor with respect to any assets under any license or lease agreement entered into in the ordinary course of business, provided that the same do not in any material respect impair the business of the Borrower or its Subsidiaries or materially detract from the value of the relevant assets of the Borrower or its Subsidiaries;

(g)   licenses, sublicenses, leases or subleases with respect to any assets granted to third Persons in the ordinary course of business, provided that the same do not in any material respect impair the business of the Borrower or its Subsidiaries or materially detract from the value of the relevant assets of the Borrower or its Subsidiaries;

(h)   customary rights of set off, bankers’ liens, refunds or charge backs, under deposit agreements, the UCC or applicable law, of banks or other financial institutions where the Borrower or any of its Subsidiaries maintains deposit, securities or commodities accounts (other than deposits intended as cash collateral) in the ordinary course of business;

(i)   Liens securing Indebtedness permitted under Section 7.1;

(j)   the filing of UCC financing statements solely as a precautionary measure in connection with operating leases;

(k)   any Lien on any property or asset of the Borrower or any Subsidiary existing on the Agreement Date and set forth in Schedule 7.2;

(l)   Liens arising under the Loan Documents or otherwise in favor of the Lender for the benefit of the Lender;

(m)   Liens pertaining to or arising under the Existing Senior Loan Documents; and

(n)   Liens not otherwise permitted hereunder in respect of obligations in an aggregate amount not to exceed $25,000 at any time outstanding.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Secured Obligations” has the meaning assigned to such term in the Security Agreement.

“Secured Parties” has the meaning assigned to such term in the Security Agreement.

“Security Agreement” means the Pledge and Security Agreement, substantially in the form of Exhibit D, among the Borrower and the Lender, for the benefit of the Secured Parties.

“Security Documents” means the Security Agreement, the Mortgages and each other security agreement, instrument or other document executed or delivered pursuant to this Credit Agreement or the Security Agreement to secure any of the Secured Obligations.

“Senior Lender” means RMB Australia Holdings Limited.

“subsidiary” means, with respect to any Person (the “parent”), as of any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power is or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent.

“Subsidiary” means any direct or indirect subsidiary of the Borrower.

“Subsidiary Guarantor” means Cibola Resources LLC, a Delaware limited liability company.

“Transactions” means (a) the execution, delivery and performance by the Borrower of each Loan Document to which it is a party, (b) the borrowing of the Funding Loans, and (c) the use of the proceeds of the Funding Loans.

“UCC” has the meaning assigned to such term in the Security Agreement.

Section 1.2   Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Credit Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Credit Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.3   Accounting Terms; GAAP.  As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.  If at any time any change in GAAP would affect the computation of any financial requirement set forth in this Credit Agreement, the Lender and the Borrower shall negotiate in good faith to amend such requirement to reflect such change in GAAP, provided that, until so amended, all such financial requirements, standards and terms in this Credit Agreement shall continue to be computed and construed in accordance with GAAP prior to such change.

Section 1.4   References to Time.  Unless the context otherwise requires, references to a time shall refer to Eastern Standard Time or Eastern Daylight Savings Time, as applicable.

Section 1.5   Resolution of Drafting Ambiguities.  The Borrower acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of the Loan Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

ARTICLE 2

THE CREDITS

Section 2.1   Funding Commitment.  Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, the Lender agrees to make the Funding Loans to the Borrower in dollars from time to time during the Availability Period in accordance with the Operating Budget and Section 2.2.

Section 2.2   Funding.  Subject to Section 5.2, the Lender will make the Funding Loans available to the Borrower in accordance with the Operating Budget by promptly crediting or otherwise transferring the amounts to the Borrower Account; provided, however the Lender shall make such Funding Loans in an amount not less than the aggregate amount set forth in the Borrower Operating Budget for each month no later than one (1) Business Day prior to the first day of such month.  The Lender is not obligated to fund any amount which is not consistent with the Operating Budget and this Credit Agreement.  For freedom of doubt, in no event will the Lender have any obligation to fund any other cost, expense or liability of the Borrower or any of its Subsidiaries that is not otherwise expressly contemplated by the Operating Budget unless the Lender elects to fund any such cost, expense or liability.  The Borrower and the Lender acknowledge and agree that there is no assurance that the funding to be provided under the Operating Budget or this Credit Agreement will be sufficient to provide for all of the Borrower’s funding requirements.

Section 2.3   Termination and Reduction of Funding Commitment.  Unless previously terminated, the Funding Commitment shall terminate on the last day of the Availability Period.

Section 2.4   Repayment of Loans; Evidence of Debt.

(a)    Payment at Maturity.  The Borrower hereby unconditionally promises to pay to the Lender the then unpaid principal amount and interest on the Funding Loans on the Maturity Date.

(b)    Lender’s Records.  The Lender shall maintain an account or accounts evidencing the debt of the Borrower to the Lender resulting from the Funding Loans made by the Lender, including the amounts of principal and interest payable and paid to the Lender from time to time hereunder.

(c)       Presumptions.  The entries made in the accounts maintained pursuant to paragraph (b) of this  Section 2.4 shall, to the extent not inconsistent with any entries made in the Note, be prima facie evidence, absent manifest error, of the existence and amounts of the obligations recorded therein, provided that the failure of the Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Funding Loans in accordance with the terms of this Credit Agreement.

(d)      Notes.  The Funding Loans made by the Lender shall be evidenced by the Note.

Section 2.5        Voluntary Prepayment of the Funding Loans.  The Borrower shall have the right at any time and from time to time to prepay without premium or penalty any Funding Loans in whole or in part.

Section 2.6        Payments Generally.  The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal of Funding Loans, interest or fees, or of amounts payable under Section 10.3, or otherwise) prior to 1:00 p.m. on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Lender at its office at 405 State Highway 121 Bypass, Building A, Suite 110, Lewisville, Texas 75067, or such other office as to which the Lender may notify the other parties hereto. The Lender shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

Section 2.7        Borrower Operating Budget.

(a)       The Borrower and the Lender hereby adopt and agree to the Borrower Operating Budget.

(b)       Within five Business Days of the last calendar day of each month in the Operating Period, the Borrower will deliver a written comparison to the Lender that sets forth in reasonable detail the actual operations of the Borrower during such month as compared to the estimates contained in the Operating Budget.

(c)       Any updates or revisions to the Borrower Operating Budget will be in accordance with the Investment Agreement.

ARTICLE 3

INTEREST

Section 3.1        Interest.

(a)       The outstanding principal of the Funding Loans shall bear interest at the Funding Loans Rate.

(b)       Notwithstanding the foregoing, if any principal of or interest on any Funding Loans or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at the Overdue Rate.  In addition, notwithstanding the foregoing, if an Event of Default has occurred and is continuing and the Lender so notifies the Borrower, then, so long as such Event of Default is continuing, all outstanding principal of the Funding Loans shall, without duplication of amounts payable under the preceding sentence, bear interest, after as well as before judgment, at the Overdue Rate.

(c)       Accrued interest on the Funding Loans shall be payable in arrears on each Interest Payment Date for the Funding Loans, provided that interest accrued pursuant to paragraph (b) of this Section 3.1 shall be payable on demand.

(d)      Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lender that:

Section 4.1        Organization; Powers.  The Borrower and its Subsidiaries are duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, have all requisite power and authority to carry on their business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 4.2        Authorization; Enforceability.  The Transactions are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, shareholder action of the Borrower.  Each Loan Document has been duly executed and delivered by the Borrower and, assuming the due authorization, execution and delivery by the Lender, constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 4.3        Governmental Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) for filings, registrations and recordings necessary to perfect Liens created under the Loan Documents or (ii) for such consents, approvals, registrations or filings that have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or any order of any Governmental Authority, (c) will not violate the Organizational Documents, (d) will not violate or result in a default under any indenture, mortgage, deed of trust, loan agreement, financing lease agreement, receivables purchase agreement to or similar securitization financing document (other than the Loan Documents) to which the Borrower or any of its Subsidiaries is a party or by which their respective properties is bound or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (e) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries (other than Permitted Encumbrances), in each case other than in connection with the Existing Senior Loan Documents.

Section 4.4        Compliance with Laws and Agreements.  The Borrower and its Subsidiaries are in compliance with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and the Patriot Act, (b) all other laws, regulations and orders of any Governmental Authority applicable to it or its property, and (c) all indentures, agreements and other instruments binding upon it or its property, except in each of cases (b) and (c) above where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 4.5        Security Documents.

(a)       The Security Agreement creates in favor of the Lender a legal, valid and enforceable Security Interest (as defined in the Security Agreement) in the Collateral (as defined in the Security Agreement and including the proceeds thereof) and (i) when the Pledged Collateral (other than Uncertificated Equity Interests, as defined in the Security Agreement) are delivered to the Lender together with the proper endorsements, the Security Interest therein shall be perfected, and (ii) when each financing statement in the form attached to the Security Agreement is filed in the Applicable Filing Office (as defined in the Security Agreement), the Security Interest shall be a perfected to the extent the Security Interest may be perfected by the filing of a UCC financing statement.  The Collateral is not subject to any Lien other than Permitted Encumbrances.  The Security Interest is prior to all Liens other than Permitted Encumbrances.

(b)      Upon execution of the Mortgages, such Mortgages are effective to create in favor of the Lender a legal, valid and enforceable mortgage on the Mortgaged Property (as defined therein), and when such Mortgages have been recorded in the applicable recording office, such Mortgages will constitute a mortgage of record on such Mortgaged Property.  Subject to the exceptions listed in the title opinion covering the Mortgaged Property, such Mortgaged Property is not subject to any Lien other than Permitted Encumbrances.

Section 4.6        OFAC.  Neither the Borrower nor any of its Subsidiaries (a) is a Person whose property or interest in property is blocked or currently subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (b) knowingly engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise knowingly associated with any such person in any manner violative of such Section 2, or (c) is currently a person on the list of Specially Designated Nationals and Blocked Persons or is currently subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

Section 4.7       Incorporation of Representations and Warranties.  The representations and warranties of the Borrower contained in the Merger Agreement are hereby incorporated herein by reference and such representations and warranties were true and correct, or will be true and correct, at the time they were or are made therein.

ARTICLE 5

CONDITIONS

Section 5.1        Closing Date.  The initial obligation of the Lender to make the Funding Loans shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2):

(a)       Deliverables. The Lender shall have received the following, each of which shall be originals or, facsimiles or electronic transmissions in .pdf format (in the case of facsimiles or other electronic transmissions, followed reasonably promptly by originals) each properly executed by an authorized officer of the Borrower in form and substance reasonably satisfactory to the Lender:

                  (i)          executed counterparts of this Credit Agreement;

                  (ii)         the Note in favor of the Lender;

                  (iii)        each of the Security Agreement, the Mortgages, and any other Security Document required by the Lender in its reasonable discretion, and evidence that, substantially simultaneously with the closing of this Credit Agreement, all other actions, recordings and filings under the UCC shall be taken, completed or otherwise provided in a manner reasonably satisfactory to the Lender;

                  (iv)        copies of a recent UCC, tax, bankruptcy, and judgment lien search in each jurisdiction reasonably requested by the Lender with respect to the Borrower;

                  (v)         a certificate of the President or a Vice President and the Executive Chairman, Secretary or Assistant Secretary of the Borrower, dated the Closing Date:

(A)      attaching resolutions of its board of directors, general partner or other managing Person authorizing the execution, delivery and performance of the Loan Documents to which it is a party and the Transactions and certifying that (x) such resolutions were duly adopted and in full force and effect and (y) no other resolutions relating to the Loan Documents or the Transactions have been adopted,

(B)           certifying as to the incumbency of its officer or officers who may sign the Loan Documents, including therein a signature specimen of such officer or officers,

(C)           attaching certificates of good standing (or comparable certificates), certified as of a recent date prior to the Closing Date, by the Secretaries of State (or comparable official) of the jurisdiction of its incorporation or formation and each other jurisdiction in which it is qualified to do business; and

(D)           certifying that (x) all consents, licenses and approvals required in connection with the execution, delivery and performance by the Borrower and the validity against the Borrower of the Loan Documents to which it is a party have been obtained and are in full force and effect, or (y)  no such consents, licenses or approvals are so required;

                   (vi)         the Intercreditor Agreement, duly executed by the Senior Lender, and the Acknowledgment in the form annexed thereto, duly executed by the Borrower; and

                   (vii)         the Merger Agreement, duly executed by the Borrower, the Lender and Merger Sub.

(b)      Closing Date Material Adverse Effect.  Since January 1, 2012, a Material Adverse Effect shall not have occurred and the Lender shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower to the foregoing effect.

(c)       Representations and Warranties; No Default.  Each of the representations and warranties contained in Article 4 are true and correct in all material respects (except to the extent such representations and warranties specifically relate to an earlier or later date, in which case such representations and warranties were true and correct at such earlier or later date) and no Default shall have occurred and be continuing.

(d)      Approvals and Consents.  All material consents and approvals of all Governmental Authorities and all other Persons required in connection with the execution, delivery and performance by the Borrower of the Loan Documents to which it is a party and the validity against the Borrower of such Loan Documents have been obtained and are in full force and effect.

(e)       Investment Agreement.  The Investment Agreement will be in full force and effect and the Lender will have received payments sufficient to make the Funding Loans after taking into account the Lender’s working capital needs as set forth in the Lender Operating Budget.

Section 5.2        Extensions.  The obligation of the Lender to make any Funding Loans is subject to the satisfaction of the conditions in Section 5.1 and the following conditions:

(a)       The Borrower will have complied and operated its business in accordance with, and will cause its Subsidiaries to comply and operate its business in accordance with, the Operating Budget.  The Borrower will have submitted all written comparisons required by Section 2.7(b).

(b)      Each of the representations and warranties of the Borrower set forth in the Loan Documents shall be true and correct in all material respects, in each case on and as of such date as if made on and as of such date except to the extent that such representations and warranties relate to an earlier or later date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier or later date (provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects).

(c)       At the time of and immediately after giving effect to the making of a Funding Loan, no Default shall have occurred and be continuing.

ARTICLE 6

AFFIRMATIVE COVENANTS

Until the principal of and interest on the Funding Loans and all fees and other amounts payable under the Loan Documents shall have been paid in full, the Borrower covenants and agrees with the Lender that:

Section 6.1        Financial Statements and Other Information.  The Borrower will furnish or caused to be furnished to the Lender:

(a)       within 45 days after the end of each of the first three fiscal quarters of each fiscal year, the consolidated and consolidating balance sheets and related statements of income and cash flows showing the financial condition of the Borrower and its Subsidiaries, as of the close of such fiscal quarter and the results of its operations during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by its Financial Officer as fairly presenting in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis materially in accordance with GAAP (but without footnotes), subject to normal year-end audit adjustments;

(b)      within 30 days after the end of each month (exclusive of any month that is the last month of a quarter), abbreviated monthly and year-to-date consolidated and consolidating balance sheets and related statements of income and cash flows, showing in reasonable detail the financial condition of the Borrower and its Subsidiaries, as of the close of such month and the results of its operations during such month and the then elapsed portion of the fiscal year, all certified by its Financial Officer as fairly presenting in all material respects the financial condition of the Borrower and its Subsidiaries; and

(c)           concurrently with any delivery of financial statements under clause (a) or (b) above, a Compliance Certificate signed by a Financial Officer of the Borrower (i) containing either a certification that no Default or Event of Default exists or, specifying the nature of each such Default or Event of Default, the nature and status thereof and any action take or proposed to be taken with respect thereto, (ii) certifying that there have been no changes to the jurisdiction of organization nor legal name of the Borrower (except as permitted under the Loan Documents) since the date of the last Compliance Certificate delivered pursuant to this Credit Agreement and (iii) containing either a certification that there has been no change to the information disclosed in the Schedules to the Security Agreement or, after the delivery of the first certification delivered pursuant to this Section 6.1(c), as previously certified, or, if so, specifying all such changes.

Section 6.2        Notices of Material Events.  The Borrower will furnish or cause to be furnished to the Lender prompt written notice of the following:

(a)       the occurrence of any Event of Default or Default, specifying the nature and extent thereof;

(b)       the filing or commencement of, in each case known to the Borrower, of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any of its Subsidiaries that would reasonably be expected to result in a Material Adverse Effect;

(c)       (i) any casualty or other insured damage to any portion of any property owned or held by the Borrower or on behalf of itself or any of its Subsidiaries that would reasonably be expected to result in an aggregate loss in excess of $10,000, (ii) any portion of the Collateral is damaged or destroyed that individually or in the aggregate results in loss in excess of $10,000, or (iii) the commencement of any action or proceeding for the condemnation or other taking of any such property or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

Each notice delivered under this Section 6.2 shall be accompanied by a statement of a Financial Officer of the Borrower or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 6.3        Existence; Conduct of Business.  The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence and the material rights, licenses, permits, privileges, security clearances and franchises material to the conduct of its business.

Section 6.4        Maintenance of Properties.  The Borrower will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business and in substantially the same condition as of the date of this Credit Agreement, ordinary wear and tear excepted, except to the extent that the failure to so keep or maintain such property would not reasonably be expected to have a Material Adverse Effect.

Section 6.5        Books and Records; Inspection Rights.  The Borrower will, and will cause each of its Subsidiaries to, (a) keep proper books of record and account in which full and materially correct entries are made of all dealings and transactions in relation to its business and activities and (b) permit any representatives designated by the Lender and upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accounting firm, all at such reasonable times and as often as reasonably requested.

Section 6.6        Compliance with Laws.  The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property and maintain all permits and licenses necessary to conduct its business, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 6.7        Use of Proceeds.  The proceeds of the Funding Loans will be used only for working capital and other general corporate purposes consistent with the Operating Budget and the terms hereof.  Upon request by the Lender, the Borrower will promptly submit additional evidence satisfactory to the Lender that it is complying and operating its business in accordance with, and that its Subsidiaries are complying and operating their business in accordance with, the Operating Budget.

Section 6.8        Information Regarding Collateral. The Borrower will furnish to the Lender prompt written notice of any change in (a) the legal name or jurisdiction of incorporation or formation of the Borrower, (b) the location of the chief executive office of the Borrower, its principal place of business, any office in which it maintains books or records relating to Collateral owned or held by it or on its behalf with an aggregate book value in excess of $10,000 or, except as provided in the applicable Security Documents, any office or facility at which Collateral owned or held by it or on its behalf with an aggregate book value in excess of $10,000 is located (including the establishment of any such new office or facility), (c) the identity or organizational structure of the Borrower such that a filed financing statement becomes misleading or (d) the Federal Taxpayer Identification Number or company organizational number of the Borrower.  The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Lender to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.

Section 6.9        Insurance.

(a)       The Borrower will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies, adequate insurance for its insurable properties, all to such extent and against such risks, as is customary with companies in the same or similar businesses operating in the same or similar locations and of same or similar size.

(b)       The Borrower will, and will cause each of its Subsidiaries to, promptly notify the Lender whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.9 is taken out by the Borrower.

(c)       In connection with the covenants set forth in this Section 6.9, it is understood and agreed that:

                 (i)         Neither the Lender nor any of its Related Parties shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 6.9, it being understood that (A) the Borrower shall look solely to its insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Lender or its agents or employees.  If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required, then the Borrower hereby agrees, to the extent permitted by law, to waive its right of recovery, if any, against the Lender or its Related Parties; and

                 (ii)        the designation of any form, type or amount of insurance coverage by the Lender under this Section 6.9 shall in no event be deemed a representation, warranty or advice by the Lender that such insurance is adequate for the purposes of the business of the Borrower or its Subsidiaries or the protection of their properties.

Section 6.10      Insurance Proceeds.  All insurance proceeds (including business interruption proceeds) shall be paid to the Borrower unless an Event of Default shall have occurred and be continuing.

Section 6.11      Further Assurances.

(a)       The Borrower will grant to the Lender, for the benefit of the Secured Parties, security interests in such of its assets and properties as are not covered by the Security Documents as may be reasonably requested from time to time by the Lender.  Such security interests (i) shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Lender, (ii) shall constitute valid and enforceable perfected security interests superior to and prior to the rights of all third Persons, and subject to no other Liens, other than in connection with the Existing Senior Loan Documents and except for Permitted Encumbrances.  Such additional security documents and the other instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Lender required to be granted pursuant to such additional security documents and all fees and other charges payable in connection therewith shall have been paid in full.

(b)      The Borrower will, and will cause each of its Subsidiaries to, at its own expense, make, execute, endorse, acknowledge, file or deliver to the Lender from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, surveys, reports and other assurances or instruments, and take such further steps relating to the Collateral covered by any of the Security Documents as the Lender may reasonably require.  Upon the acquisition of any material assets or the acquisition or creation of a subsidiary, the Borrower shall cause to be delivered to the Lender such opinions of counsel and other related documents as may be reasonably requested by the Lender.

(c)       Without limiting the generality of the provisions set forth in Section 6.10 and this Section 6.11, upon the acquisition by the Borrower or any of its Subsidiaries after the date hereof of any interest (whether fee or leasehold) in any real property (each such interest being an “After Acquired Property”), the Borrower shall immediately notify the Lender, setting forth with specificity a description of the interest acquired, the location of the real property, any structures or improvements thereon and either an appraisal or the Borrower’s good faith estimate of the current value of such real property.  Within 30 days of receipt of the Borrower’s notice, the Lender shall notify the Borrower whether it intends to require a Mortgage and the other documents referred to below with respect to such After Acquired Property.  Upon receipt of such notice requesting a Mortgage, the Person which has acquired such After Acquired Property shall promptly, but in any event no later than 10 days, furnish to the Lender a Mortgage with respect to such real property and related assets located at the After Acquired Property, each duly executed by such Person and in recordable form together with the documents that would be required under Section 5.1(a)(iii) had the Mortgage been delivered on the Closing Date and such other documents or instruments as the Lender may reasonably require to effect such Mortgage.  The Borrower shall pay all fees and expenses, including reasonable attorney’s fees and expenses in connection with the Borrower’s and its Subsidiaries’ obligations under this Section 6.11.

ARTICLE 7

NEGATIVE COVENANTS

Until the principal of and interest on the Funding Loans and all fees and other amounts payable under the Loan Documents shall have been paid in full, the Borrower covenants and agrees with the Lender that:

Section 7.1        Indebtedness.  The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

(a)       Obligations under this Credit Agreement and the other Loan Documents;

(b)       Indebtedness contemplated by the Operating Budget;

(c)       Indebtedness under the Existing Senior Loan Documents;

(d)       Indebtedness secured by Permitted Encumbrances;

(e)       Indebtedness of Borrower to any Subsidiary or Indebtedness of any Subsidiary to Borrower or another Subsidiary; and

(f)       other Indebtedness, in addition to the Indebtedness listed above, in an aggregate outstanding amount not at any time exceeding $25,000.

Section 7.2        Liens.  The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except Permitted Encumbrances.

ARTICLE 8

EVENTS OF DEFAULT

Section 8.1        Events of Default.  Any of the following shall constitute an Event of Default under this Credit Agreement:

(a)       Non-Payment of Principal. The Borrower shall fail to pay any principal of the Funding Loans when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise.

(b)      Other Non-Payment. The Borrower shall fail to pay any interest on the Funding Loans any fee, commission or any other amount (other than an amount referred to in clause (a) of this Section 8.1) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days.

(c)       Representations and Warranties.  Any representation or warranty made by the Borrower or any of its Subsidiaries on behalf of itself or any of its Subsidiaries herein or in any other Loan Document or any amendment or modification hereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to any Loan Document or any amendment or modification hereof or waiver thereunder, shall prove to have been incorrect in any material respect when made.

(d)       Invalidity of Loan Documents. Any Loan Document shall cease, for any reason, to be in full force and effect, other than in accordance with its terms or as otherwise permitted hereunder, or the Borrower shall so assert in writing or shall disavow any of its obligations thereunder.

(e)       Termination of Merger Agreement.  The Merger Agreement shall be terminated in accordance with Section 7.1 thereof.

Section 8.2        Remedies Upon Event of Default.  If any Event of Default occurs and is continuing, then, and in every such event, and at any time thereafter during the continuance of such event, the Lender may by notice to the Borrower, take either or both of the following actions (whether before or after the Closing Date), at the same or different times: (i) terminate the Funding Commitment, and thereupon the Funding Commitment shall terminate immediately and (ii) declare the Funding Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Funding Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued under the Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

Section 8.3        Application of Funds. After the exercise of remedies provided for in Section 8.2, any amounts received on account of the Obligations shall be applied by the Lender in the following order:

First, to the payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Lender and amounts payable under Article 3), in each case payable to the Lender in its capacity as such;

Second, to the extent of any excess of such proceeds, to the payment of that portion of the Obligations constituting accrued and unpaid interest on the Funding Loans and other Obligations;

Third, to the extent of any excess of such proceeds, to the payment of that portion of the Obligations constituting unpaid principal of the Funding Loans;

Fourth, to the extent of any excess of such proceeds, to the payment of all other Obligations of the Borrower owing under or in respect of the Loan Documents that are due and payable to the Lender on such date; and

Last, to the extent of any excess of such proceeds, the balance, if any, after all of the Obligations (other than contingent indemnification obligations) have been paid in full, to the Borrower or as otherwise required by law.

ARTICLE 9

GUARANTEE

Section 9.1        Guarantee; Fraudulent Transfer, Etc.; Contribution.

(a)       Guarantee.  The Subsidiary Guarantor unconditionally guarantees as a primary obligor and not merely as a surety, the Secured Obligations.  Subsidiary Guarantor further agrees that the Secured Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Secured Obligation.

(b)      Guarantee of Payment. The Subsidiary Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Lender or any other Secured Party to any of the security held for payment of the Secured Obligations or credit on the books of the Lender or any other Secured Party in favor of the Borrower or any other person.

(c)       Fraudulent Transfer. Anything in this Article 9 to the contrary notwithstanding, the obligations of the Subsidiary Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render the Subsidiary Guarantor’s obligations hereunder subject to avoidance as a fraudulent transfer, obligation or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of the Subsidiary Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of the Subsidiary Guarantor (a) in respect of intercompany debt owed or owing to the Borrower or Affiliates of the Borrower to the extent that such debt would be discharged in an amount equal to the amount paid by the Subsidiary Guarantor hereunder and (b) under any Guarantee of senior unsecured debt or Indebtedness subordinated in right of payment to the Secured Obligations, which Guarantee contains a limitation as to maximum amount similar to that set forth in this Section 9.1(c), pursuant to which the liability of the Subsidiary Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of the Subsidiary Guarantor pursuant to (1) applicable law or (2) any agreement providing for an equitable allocation among the Subsidiary Guarantor and other Affiliates of the Borrower of obligations arising under guarantees by such parties.

(d)      Contributions. In addition to all rights of indemnity and subrogation the Subsidiary Guarantor may have under applicable law (but subject to this paragraph), the Borrower agrees that (i) in the event a payment shall be made by the Subsidiary Guarantor hereunder, the Borrower shall indemnify the Subsidiary Guarantor for the full amount of such payment, and the Subsidiary Guarantor shall be subrogated to the rights of the Person to whom such payments shall have been made to the extent of such payment, and (ii) in the event that any assets of the Subsidiary Guarantor shall be sold pursuant to any Loan Document to satisfy any claim of any Secured Party, the Borrower shall indemnify the Subsidiary Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.  Notwithstanding any provision of this paragraph to the contrary, all rights of the Subsidiary Guarantor under this paragraph and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the payment in full in cash of the Secured Obligations (other than contingent indemnification obligations).  No failure on the part of the Borrower or the Subsidiary Guarantor to make the payments required by this paragraph (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of the Subsidiary Guarantor with respect to its obligations under this paragraph, and the Subsidiary Guarantor shall remain liable for the full amount of its obligations under this paragraph.

Section 9.2        Obligations Not Waived. To the fullest extent permitted by applicable law, the Subsidiary Guarantor waives presentment to, demand of payment from, and protest to the Lender of any of the Secured Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.  To the fullest extent permitted by applicable law, the obligations of the Subsidiary Guarantor hereunder shall not be affected by (a) the failure of the Lender any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or the Subsidiary Guarantor under the provisions of this Credit Agreement or any other Loan Document, or otherwise or (b) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Lender or any other Secured Party.

Section 9.3        Security.  The Subsidiary Guarantor authorizes the Lender and each other Secured Party to (a) take and hold security for the payment of the obligations under the provisions of this Article 9 pursuant to the Security Documents and exchange, enforce, waive and release any such security pursuant to the provisions hereof and of the Security Documents, (b) apply such security and direct the order or manner of sale thereof in accordance with the Loan Documents and (c) release or substitute any one or more endorsees, other guarantors or other obligors.

Section 9.4        No Discharge or Diminishment of Guarantee. The obligations of the Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of the Secured Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Secured Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Secured Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of the Subsidiary Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Lender or any other Secured Party to assert any claim or demand or to enforce any remedy under this Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Secured Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of the Subsidiary Guarantor or that would otherwise operate as a discharge of the Subsidiary Guarantor as a matter of law or equity (other than the payment in full in cash of the Secured Obligations).

Section 9.5       Defenses of the Borrower Waived. To the fullest extent permitted by applicable law, the Subsidiary Guarantor waives any defense based on or arising out of any defense of the Borrower or the unenforceability of the Secured Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, other than the payment in full in cash of the Secured Obligations.  The Lender and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or non-judicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Secured Obligations, make any other accommodation with the Borrower or the Subsidiary Guarantor or exercise any other right or remedy available to them against the Borrower or the Subsidiary Guarantor, without affecting or impairing in any way the liability of the Subsidiary Guarantor hereunder except to the extent the Secured Obligations have been fully paid in cash.  Pursuant to applicable law, the Subsidiary Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of the Subsidiary Guarantor against the Borrower or any security.

Section 9.6        Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Lender or any other Secured Party has at law or in equity against the Subsidiary Guarantor by virtue hereof, upon the failure of the Borrower to pay any Secured Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Subsidiary Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Lender or such other Secured Party as designated thereby in cash the amount of such due and unpaid Secured Obligations.  Upon payment by the Subsidiary Guarantor of any sums to the Lender or any Secured Party as provided above, all rights of the Subsidiary Guarantor against the Lender arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior payment in full in cash of the Secured Obligations.  In addition, any debt or Lien of the Borrower now or hereafter held by the Subsidiary Guarantor is hereby subordinated in right of payment and priority to the prior payment in full in cash of the Secured Obligations and the Liens created under the Loan Documents.  If any amount shall erroneously be paid to the Subsidiary Guarantor on account of (a) such subrogation, contribution, reimbursement, indemnity or similar right or (b) any such debt of the Borrower, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Lender to be credited against the payment of the Secured Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

Section 9.7        Information.  The Subsidiary Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Secured Obligations and the nature, scope and extent of the risks that the Subsidiary Guarantor assumes and incurs hereunder, and agrees that none of the Lender or the other Secured Parties will have any duty to advise the Subsidiary Guarantor of information known to it or any of them regarding such circumstances or risks.

Section 9.8        Termination. The guarantees made hereunder (a) shall terminate when the Funding Commitment has expired or otherwise terminated and the principal of and interest on the Funding Loans and all fees and other amounts payable under the Loan Documents shall have been finally paid in full in cash and (b) shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of any such Secured Obligation is rescinded or must otherwise be restored by any Secured Party or the Subsidiary Guarantor upon the bankruptcy or reorganization of the Borrower or otherwise.

ARTICLE 10

MISCELLANEOUS

Section 10.1      Notices.

(a)       Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

(i) if to the Borrower, to it at

Neutron Energy, Inc.
9000 E. Nichols Avenue, Suite 225
Englewood, Colorado 80112
Attention: Edward M. Topham
Telephone: (303) 531-0470
Telecopy No.: (303) 531-0519

and a copy to:

Hogan Lovells US LLP
One Tabor Center, Suite 1500
1200 Seventeenth Street
Denver, Colorado 80202
Attention: Paul Hilton
Telephone: (303) 899-7300
Telecopy No.: (303) 899-7333; and

(ii) if to the Lender, to it at

Uranium Resources Inc.
405 State Highway 121 Bypass,

Building A, Suite 110
Lewisville, Texas 75067
Attention: President
Telephone: (972) 219-3330
Telecopy No.: (505) 842-8123

and a copy to:

Baker & Hostetler LLP
303 East 17th Avenue, Suite 1100
Denver, Colorado 80203-1264
Attention: Alfred C. Chidester
Telephone No.: (303) 764-4091
Telecopy No.: (303) 861-7805.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).

(b)      Change of Address.  Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

Section 10.2      Waivers; Amendments.

(a)       No failure or delay by the Lender in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Lender under the Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 10.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of the Funding Loans shall not be construed as a waiver of any Default, regardless of whether the Borrower may have had notice or knowledge of such Default at the time.

(b)      Neither any Loan Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Lender.

Section 10.3      Expenses; Indemnity; Damage Waiver.

(a)       Costs and Expenses.  All fees and expenses incurred in connection with the Loan Documents and the transactions contemplated thereby shall be paid by the party incurring such expense.

(b)      Indemnification by the Borrower.  The Borrower shall indemnify the Lender, and each Related Party of the Lender (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented out-of-pocket fees and expenses of one external counsel to all the foregoing Persons, taken as a whole, and to the extent reasonably necessary, the reasonable and documented out-of-pocket fees and expenses of one local counsel to such Persons taken as a whole in any relevant jurisdiction (and, in the event of any actual conflict of interest, the reasonable and documented out-of-pocket and expenses of one additional counsel to the affected parties taken as a whole)) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) the Funding Loans or the use or proposed use of the proceeds therefrom, or  (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, or (y) result from a claim brought by the Borrower against an Indemnitee for breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)       Payments.  All amounts due under in paragraph (b) of this Section 10.3 shall be payable promptly and in no event later than ten days after demand therefor.

(d)      Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, the Borrower shall not assert, and the Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, the Funding Loans or the use of the proceeds thereof.  No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Credit Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

Section 10.4      Successors and Assigns.  The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the other party.  Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

Section 10.5      Survival.  All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Credit Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of any Loan Document and the making of the Funding Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on the Funding Loans or any fee or any other amount payable under the Loan Documents is outstanding and unpaid and so long as the Funding Commitments have not expired or terminated. The provisions of Sections 10.3, 10.5, 10.9 and 10.10 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Funding Loans and the termination of the Funding Commitments or the termination of this Credit Agreement or any provision hereof.

Section 10.6      Counterparts; Integration; Effectiveness; Electronic Execution.  This Credit Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Credit Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 5.1, this Credit Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Credit Agreement by telecopy or by email in .pdf format shall be effective as delivery of a manually executed counterpart of this Credit Agreement.

Section 10.7      Severability.  In the event any one or more of the provisions contained in this Credit Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 10.8      Right of Setoff.  If an Event of Default shall have occurred and be continuing, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Lender to or for the credit or the account of the Borrower or any of its Subsidiaries against any and all of the obligations of the Borrower or such Subsidiary now or hereafter existing under this Credit Agreement or any other Loan Document to the Lender irrespective of whether or not the Lender shall have made any demand under this Credit Agreement or any other Loan Document and although such obligations of the Lender or its subsidiaries may be contingent or unmatured.  The rights of the Lender under this Section 10.8 are in addition to other rights and remedies (including other rights of setoff) that the Lender may have.  The Lender agrees to notify the Borrower promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.9      Governing Law; Jurisdiction; Consent to Service of Process.

(a)       Governing Law.  This Credit Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado.

(b)      Submission to Jurisdiction.  Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of Colorado and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Credit Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such Colorado court or, to the fullest extent permitted by applicable law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Credit Agreement or in any other Loan Document shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Credit Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c)       Waiver of Venue.  Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Credit Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 10.9.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)      Service of Process.  Each of the parties hereto irrevocably consents to service of process in the manner provided for notices in Section 10.1. Nothing in this Credit Agreement will affect the right of any party to this Credit Agreement to serve process in any other manner permitted by law.

Section 10.10    WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO HEREBY (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10.

Section 10.11    Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Credit Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Credit Agreement.

Section 10.12    Intercreditor Agreement.  Notwithstanding anything herein to the contrary, the lien and security interest granted to the Lender pursuant to this Credit Agreement and the exercise of any right or remedy by the Lender hereunder are subject to the provisions of the Intercreditor Agreement, dated as of March 1, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Senior Lender, the Lender, the Borrower, the Subsidiary Guarantor and RMB Resources, Inc., a Delaware corporation, in its capacity as administrative agent, and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Credit Agreement, the terms of the Intercreditor Agreement shall govern and control.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

AS BORROWER

NEUTRON ENERGY, INC.

By:
Name:
Title:

AS SUBSIDIARY GUARANTOR

CIBOLA RESOURCES LLC

By:
Name:
Title:

AS LENDER

URANIUM RESOURCES, INC.

By:
Name:
Title:

Signature Page to Funding and Credit Agreement

Schedule 7.2

Existing Liens

None.

Exhibit A

FORM OF COMPLIANCE CERTIFICATE

  _____________ ___, 201_

Uranium Resources Inc.
405 State Highway 121 Bypass,
Building A, Suite 110
Lewisville, Texas 75067
Attention:  Treasurer

This Compliance Certificate is delivered pursuant to Section 6.1(c) of that certain Credit and Funding Agreement, dated as of March 1, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NEUTRON ENERGY, INC., a Nevada corporation (the “Borrower”), CIBOLA RESOURCES LLC, a Delaware limited liability company, and URANIUM RESOURCES, INC., a Delaware corporation (the “Lender”).  Terms defined in the Credit Agreement and not otherwise defined in this Compliance Certificate shall have the meanings defined for them in the Credit Agreement.

No Default or Event of Default exists [, except as follows:]1

There have been no changes to the jurisdiction of organization or legal name of the Borrower (except as permitted under the Loan Documents) since the later of the Agreement Date or the date of the last Compliance Certificate delivered pursuant to Section 6.1(c) of the Credit Agreement [, except as follows:]2

  There has been no change to the information disclosed in the Schedules to the Security Agreement, or as previously certified in a prior Compliance Certificate [, except as follows:]3

[Remainder of Page Intentionally Left Blank]

1           Specify the nature and status thereof and any action taken or proposed to be taken with respect thereto.

2           Specify each such change.

3           Specify each such change.

The undersigned, a Financial Officer of the Borrower, hereby certifies to the Lender that the information contained herein is true and correct and is derived from the books and records of the Borrower and that each and every matter contained herein correctly reflects those books and records.

NEUTRON ENERGY, INC.

By:
Name:
Title:

Exhibit B

Intercreditor Agreement

Exhibit C

Note

March 1, 2012

FOR VALUE RECEIVED, the undersigned, NEUTRON ENERGY, INC., a Nevada corporation (the “Borrower”), hereby promises to pay to the order of URANIUM RESOURCES, INC., a Delaware corporation (the “Lender”), or its Actual Assigns, the aggregate principal amount of and interest on the Funding Loans as required by Section 2.4(a) of the Credit Agreement (as defined below).

This Note is the “Note” referred to in, and is subject to, that certain Credit and Funding Agreement, of even date herewith, among the Borrower, Cibola Resources LLC, a Delaware limited liability company, and the Lender (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Terms not otherwise defined herein but defined in the Credit Agreement are used herein with the same meanings.

The Funding Loans evidenced by this Note are prepayable under the circumstances, and their respective maturities are subject to acceleration upon the terms, set forth in the Credit Agreement.  This Note is subject to, and shall be construed in accordance with, the provisions of the Credit Agreement and is entitled to the benefits and security set forth in the Loan Documents.

Except as specifically otherwise provided in the Credit Agreement, the Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Note.

Whenever in this Note either party hereto is referred to, such reference shall be deemed to include the successors and assigns of such party.  The Borrower shall not have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void), except as expressly permitted by the Loan Documents.  No failure or delay of the Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  Neither this Note nor any provision hereof may be waived, amended or modified, nor shall any departure therefrom be consented to, except pursuant to a written agreement entered into between the Borrower and the Lender with respect to which such waiver, amendment, modification or consent is to apply, subject to any consent required in accordance with Section 10.2 of the Credit Agreement.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF COLORADO.

All communications and notices hereunder shall be in writing and given as provided in Section 10.1 of the Credit Agreement.

The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of Colorado and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Note, or for recognition or enforcement of any judgment, and the Borrower hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such Colorado court or, to the fullest extent permitted by applicable law, in such Federal court.  The Borrower, and by accepting this Note, the Lender, hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Note shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Note against the Borrower, or any of its property, in the courts of any jurisdiction.

The Borrower, and by accepting this Note, the Lender, hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note or the other Loan Documents in any court referred to in the preceding paragraph hereof. The Borrower, and by accepting this Note, the Lender, hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

The Borrower, and by accepting this Note, the Lender, irrevocably consents to service of process in the manner provided for notices herein.  Nothing herein will affect the right of the Lender to serve process in any other manner permitted by law.

THE BORROWER, AND BY ACCEPTING THIS NOTE, THE LENDER, EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT SUCH LENDER HAS BEEN INDUCED TO ACCEPT THIS NOTE AND ENTER INTO THE LOAN DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

NEUTRON ENERGY, INC.

By:
Name:
Title:

Exhibit D

Security Agreement